Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of Ryder System, Inc., a Florida corporation, (the “Corporation”), hereby constitutes and appoints Robert D. Fatovic, David M. Beilin and Julie A. Azuaje, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute in the name of each such person and to file (i) a Registration Statement of the Corporation on Form S-3 under the Securities Act of 1933 with respect to the Corporation’s debt securities, preferred stock, common stock, depositary shares, stock purchase contracts and stock purchase units and (ii) any and all amendments and post-effective amendments to such Registration Statement as such person or persons executing the same pursuant to this Power of Attorney may approve.
     This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
     IN WITNESS WHEREOF, the undersigned has set his or her hand hereunto, effective as of the 19th day of February 2010.

/s/ James S. Beard	/s/ John M. Berra
James S. Beard	John M. Berra

/s/ L. Patrick Hassey

David I. Fuente	L. Patrick Hassey

/s/ Luis P. Nieto, Jr.

Lynn M. Martin	Luis P. Nieto, Jr.

/s/ Eugene A. Renna	/s/ Abbie J. Smith

Eugene A. Renna	Abbie J. Smith

/s/ E. Follin Smith	/s/ Hansel E. Tookes, II

E. Follin Smith	Hansel E. Tookes, II